Exhibit 99.1

Shareholder Relations                 NEWS RELEASE
288 Union Street,
Rockland, MA 02370

INDEPENDENT BANK CORP. REPORTS THIRD QUARTER NET INCOME OF $20.5 MILLION
Strong Loan and Core Deposit Generation Drive Solid Results

Rockland, Massachusetts (October 20, 2016) Independent Bank Corp. (NASDAQ: INDB), parent of Rockland Trust Company, today announced 2016 third quarter net income of $20.5 million, or $0.78 per diluted share, slightly above the $20.4 million, or $0.77 per diluted share, reported in the prior quarter. The third and second quarter net income contained merger and acquisition expenses, which the Company considers non-core. On an operating basis, net income for the third quarter was $20.6 million, or $0.78 on a diluted earnings per share basis, versus $20.5 million, or $0.78 per diluted share in the prior quarter.

In a separate news release today the Company announced an agreement to acquire Island Bancorp, Inc., and its subsidiary The Edgartown National Bank, the oldest bank on Martha's Vineyard with $152.8 million in loans and $171.1 million in deposits as of September 30, 2016.

“Rockland Trust maintained its consistently strong performance during the third quarter of 2016,” said Christopher Oddleifson, the President and Chief Executive Officer of Independent Bank Corp. and Rockland Trust. “Due to the outstanding efforts of my colleagues we continue to grow both loans and deposits in a responsible manner. With the Bank of Cape Cod transaction that is expected to close in November and the Edgartown National merger agreement announced today, we also continue to augment organic growth with opportunistic acquisitions.”

BALANCE SHEET

Total assets of $7.5 billion at September 30, 2016 increased by $83.1 million, or 1.1%, from the prior quarter and by $367.1 million, or 5.2%, as compared to the year ago period.

The commercial loan portfolio rose by $55.8 million, or 1.4% (5.4% annualized), over the prior quarter, with solid growth in the commercial real estate sector leading the way. In addition, the home equity loan portfolio continued to benefit from sustained marketing campaigns and a growing customer base, increasing 1.7% (6.9% annualized) over the prior quarter and is now 6.3% above the prior year level. These factors combined to generate growth in total loans at September 30, 2016 of $71.9 million, or 1.3% (5.0% annualized), compared to the balance at June 30, 2016. Compared to the prior year period, total loans increased by $248.0 million, or 4.5%, to $5.7 billion.

Total deposit levels increased by $71.6 million, or 1.2%, compared to the prior quarter, driven by strong growth in the demand deposit and money market categories. Core deposits rose by $86.6 million, or 6.4% on an annualized basis, from the prior quarter and represented 90.0% of total deposits at September 30, 2016. Robust core deposit generation resulted in a further decline in the total cost of deposits to 17 basis points during the third quarter as compared to 18 basis points in the linked quarter. Compared to the prior year period, total deposits increased by $354.6 million, or 6.0%, to $6.3 billion.

The securities portfolio decreased by $10.7 million from the prior quarter due to paydowns partially offset by $24.8 million in purchases. Total securities of $818.6 million at September 30, 2016 comprised 10.9% of total assets of the Company at September 30, 2016.

Stockholders' equity at September 30, 2016 rose to $818.2 million, an increase of 1.8% from June 30, 2016 and 7.8% from the year ago period. The strong growth in capital led to an increase in book value per share of $0.54, or 1.8%, and a $0.56 increase, or 2.5%, in the Company’s tangible book value per share during the third quarter compared to the second quarter of 2016. The Company's ratio of common equity to assets of 10.91% represents an increase of 7 basis points from the prior quarter end and 27 basis points from the same period a year ago. The tangible common equity to tangible assets ratio of 8.33% represents an increase of 11 basis points from the prior quarter and 45 basis points from the same period a year ago.

NET INTEREST INCOME

Net interest income for the third quarter was $57.7 million, representing a $1.1 million, or 2.0%, increase over the prior quarter. The increase was mainly attributable to higher prepayment penalties and earning asset levels. During the third quarter, the Company’s net interest margin decreased by seven basis points from the prior quarter to 3.40% as a result of considerably higher levels of liquid assets during the third quarter.

NONINTEREST INCOME

Noninterest income totaled $20.4 million in the third quarter, which represents a $679,000, or 3.2%, decrease from the prior quarter. Significant changes in noninterest income in the third quarter compared to the prior quarter included the following:

•	Deposit account fees and interchange and ATM fees increased by $205,000, or 2.4%, driven mainly by ongoing increases in total active accounts.

•
Investment management income decreased by $288,000, or 5.0%, primarily due to seasonal tax preparation fees received during the second quarter, partially offset by a 1.8% increase in assets under administration to $2.9 billion as of September 30, 2016.

•
Mortgage banking income increased by $600,000, or 44.0%, attributable to higher origination volumes combined with a decrease in the amount of impairment recognized on the Company's mortgage servicing asset.

•	Loan level derivative income decreased by $1.3 million, or 61.3%, due to lower customer demand in the third quarter.

•	Other noninterest income increased $92,000, or 4.0%, mainly due to an increase in checkbook fees and partially offset by a decrease in commercial loan fees.

NONINTEREST EXPENSE

The Company recorded noninterest expense of $46.9 million during the third quarter, which represents a $289,000, or 0.6%, decrease from the prior quarter. Significant changes in noninterest expense in the third quarter compared to the prior quarter included the following:

•
Salaries and employee benefits increased by $418,000, or 1.6%, due primarily to increases in commissions, payroll taxes and medical insurance, partially offset by decreases in other incentive compensation.

•	Occupancy and equipment expenses decreased by $234,000, or 4.1%, due to snow removal costs that were incurred in the prior quarter and lower repair and maintenance expense.

•	Data processing expense increased by $139,000, or 14.3%, due to one-time costs associated with implementation of new software.

•	The FDIC assessment decreased by $195,000, or 21.2%, due to a reduction in assessment rates effective July 1, 2016.

•
Merger and acquisition costs amounted to $151,000 for the quarter as compared to $206,000 in the prior quarter, related to the pending acquisition of New England Bancorp, Inc., which is expected to close in November 2016.

•
Other noninterest expense decreased by $395,000, or 3.3%, driven primarily by lower provisions for unfunded commitments, loan workout costs, and card issuance fees, offset by higher advertising, recruitment, and mortgage operation expenses.

The Company generated a return on average assets and a return on average common equity of 1.09% and 9.98%, respectively, in the third quarter, as compared to 1.13% and 10.24%, respectively, for the prior quarter.

ASSET QUALITY

Asset quality metrics remained strong during the third quarter with total net charge-offs of $472,000 or 0.03% of average loans on an annualized basis, compared to net recoveries of $695,000 in the prior quarter. The provision for loan losses increased to $950,000 for the third quarter versus $600,000 in the second quarter of 2016. Nonperforming loan levels in the third quarter decreased slightly to $24.8 million, and represent 0.43% of total loans at September 30, 2016, as compared to 0.45% at June 30, 2016. Total nonperforming assets decreased modestly to $26.6 million at the end of the third quarter, from $27.5 million at the end of the prior quarter. Delinquency as a percentage of loans was 0.44% at September 30, 2016, a decrease of three basis points from the prior quarter.

The allowance for loan losses was $58.2 million at September 30, 2016, as compared to $57.7 million at June 30, 2016. The Company’s allowance for loan losses as a percentage of loans was 1.01% and 1.02% as of September 30, 2016 and June 30, 2016, respectively.

CONFERENCE CALL INFORMATION

Christopher Oddleifson, Chief Executive Officer and Robert Cozzone, Chief Financial Officer will host a conference call to discuss third quarter earnings at 11:00 a.m. Eastern Time on Friday, October 21, 2016. Internet access to the call is available on the Company’s website at www.rocklandtrust.com or via telephonic access by dial-in at 1-888-336-7153 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay Conference Number: 10094021 and will be available through November 4, 2016. Additionally, a webcast replay will be available until October 21, 2017.

ABOUT INDEPENDENT BANK CORP.
Independent Bank Corp. has approximately $7.5 billion in assets and is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. Rockland Trust offers a wide range of banking, investment, and insurance services to businesses and individuals through retail branches, commercial lending offices, investment management offices, and residential lending centers located in Eastern Massachusetts and Rhode Island, as well as through telephone banking, mobile banking, and the Internet. Rockland Trust is an FDIC Member and an Equal Housing Lender. To find out why Rockland Trust is the bank “Where Each Relationship Matters ®”, please visit www.rocklandtrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

•	a weakening in the United States economy in general and the regional and local economies within the New England region and the Company’s market area;

•	adverse changes in the local real estate market;

•	adverse changes in asset quality including an unanticipated credit deterioration in our loan portfolio;

•	acquisitions may not produce results at levels or within time frames originally anticipated and may result in unforeseen integration issues or impairment of goodwill and/or other intangibles;

•	changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

•	higher than expected tax expense, resulting from failure to comply with general tax laws, changes in tax laws, or failure to comply with requirements of the federal New Markets Tax Credit program;

•	unexpected changes in market interest rates for interest earning assets and/or interest bearing liabilities;

•	unexpected increased competition in the Company’s market area;

•	unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather or other external events;

•	a deterioration in the conditions of the securities markets;

•	a deterioration of the credit rating for U.S. long-term sovereign debt;

•	our inability to adapt to changes in information technology;

•	electronic fraudulent activity within the financial services industry, especially in the commercial banking sector;

•	adverse changes in consumer spending and savings habits;

•	the inability to realize expected revenue synergies from merger transactions in the amounts or in the timeframe anticipated;

•	inability to retain customers and employees, including those of previous mergers;

•	the effect of laws and regulations regarding the financial services industry including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business;

•
changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters;

•	cyber security attacks or intrusions that could adversely impact our businesses; and

•	other unexpected material adverse changes in our operations or earnings.

The Company wishes to caution readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This information includes operating earnings and operating EPS, tangible book value per share and the tangible common equity ratio. Operating earnings and operating EPS exclude items that management believes are unrelated to its core banking business such as gains or losses on the sales of securities, loss on extinguishment of debt, merger and acquisition expenses, and other items.  The Company’s management uses operating earnings and operating EPS to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such excluded gains or losses.

Management also supplements its evaluation of financial performance with analysis of tangible book value per share (which is computed by dividing stockholders' equity less goodwill and identifiable intangible assets, or "tangible common equity", by common shares outstanding) and with the tangible common equity ratio (which is computed by dividing tangible common equity by tangible assets). The Company has included information on tangible book value per share and the tangible common equity ratio because management believes that investors may find it useful to have access to the same analytical tool used by management.  As a result of merger and acquisition activity, the Company has recognized goodwill and other intangible assets in conjunction with business combination accounting principles.  Excluding the impact of goodwill and other intangibles in measuring asset and capital values for the ratios provided, along with other bank standard capital ratios, provides a framework to compare the capital adequacy of the Company to other companies in the financial services industry.

These non-GAAP measures should not be viewed as a substitute for operating results and other financial measures determined in accordance with GAAP. An item which management deems to be non-core and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures, including operating earnings, operating EPS, tangible book value per share and the tangible common equity ratio are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Contacts:

Chris Oddleifson
President and Chief Executive Officer
(781) 982-6660

Robert Cozzone
Chief Financial Officer and Treasurer
(781) 982-6723

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
CONSOLIDATED BALANCE SHEETS
(Unaudited dollars in thousands)				% Change	% Change
	September 30 2016	June 30 2016	September 30 2015	Sept 2016 vs.	Sept 2016 vs.
				June 2016	Sept 2015
Assets
Cash and due from banks	$92,185	$102,397	$160,721	(9.97)%	(42.64)%
Interest-earning deposits with banks	265,618	229,740	89,607	15.62%	196.43%
Securities
Securities - trading	809	799	454	1.25%	78.19%
Securities - available for sale	387,008	389,824	365,792	(0.72)%	5.80%
Securities - held to maturity	430,763	438,656	448,139	(1.80)%	(3.88)%
Total securities	818,580	829,279	814,385	(1.29)%	0.52%
Loans held for sale (at fair value)	13,334	12,927	11,476	3.15%	16.19%
Loans
Commercial and industrial	857,713	875,164	862,512	(1.99)%	(0.56)%
Commercial real estate	2,787,660	2,727,143	2,659,342	2.22%	4.83%
Commercial construction	376,245	367,559	308,214	2.36%	22.07%
Small business	115,054	111,035	92,278	3.62%	24.68%
Total commercial	4,136,672	4,080,901	3,922,346	1.37%	5.46%
Residential real estate	632,685	628,348	651,937	0.69%	(2.95)%
Home equity - first position	559,867	554,624	531,364	0.95%	5.36%
Home equity - subordinate positions	405,245	393,952	376,530	2.87%	7.63%
Total consumer real estate	1,597,797	1,576,924	1,559,831	1.32%	2.43%
Other consumer	11,664	16,428	15,944	(29.00)%	(26.84)%
Total loans	5,746,133	5,674,253	5,498,121	1.27%	4.51%
Less: allowance for loan losses	(58,205)	(57,727)	(55,205)	0.83%	5.43%
Net loans	5,687,928	5,616,526	5,442,916	1.27%	4.50%
Federal Home Loan Bank stock	11,304	11,304	37,485	—%	(69.84)%
Bank premises and equipment, net	76,429	76,173	73,738	0.34%	3.65%
Goodwill and other intangibles	210,834	211,526	213,612	(0.33)%	(1.30)%
Other assets	325,797	328,994	290,963	(0.97)%	11.97%
Total assets	$7,502,009	$7,418,866	$7,134,903	1.12%	5.15%
Liabilities and Stockholders' Equity
Deposits
Demand deposits	$2,024,235	$1,908,986	$1,778,051	6.04%	13.85%
Savings and interest checking accounts	2,417,195	2,469,162	2,305,636	(2.10)%	4.84%
Money market	1,198,959	1,175,669	1,119,913	1.98%	7.06%
Time certificates of deposit	629,071	644,075	711,263	(2.33)%	(11.56)%
Total deposits	6,269,460	6,197,892	5,914,863	1.15%	6.00%
Borrowings
Federal Home Loan Bank borrowings	50,826	50,833	104,133	(0.01)%	(51.19)%
Customer repurchase agreements and other short-term borrowings	140,914	139,716	138,449	0.86%	1.78%
Junior subordinated debentures	73,157	73,207	73,357	(0.07)%	(0.27)%
Subordinated debentures	34,624	34,612	34,577	0.03%	0.14%
Total borrowings	299,521	298,368	350,516	0.39%	(14.55)%
Total deposits and borrowings	6,568,981	6,496,260	6,265,379	1.12%	4.85%
Other liabilities	114,786	118,709	110,321	(3.30)%	4.05%
Stockholders' equity
Common stock	261	261	260	—%	0.38%
Additional paid in capital	409,731	408,155	404,089	0.39%	1.40%

Retained earnings	404,750	391,898	355,537	3.28%	13.84%
Accumulated other comprehensive income (loss), net of tax	3,500	3,583	(683)	(2.32)%	(612.45)%
Total stockholders' equity	818,242	803,897	759,203	1.78%	7.78%
Total liabilities and stockholders' equity	$7,502,009	$7,418,866	$7,134,903	1.12%	5.15%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited dollars in thousands, except per share data)
	Three Months Ended
				% Change	% Change
	September 30 2016	June 30 2016	September 30 2015	Sept 2016 vs.	Sept 2016 vs.
				June 2016	Sept 2015
Interest income
Interest on federal funds sold and short-term investments	$387	$169	$121	129.0%	219.83%
Interest and dividends on securities	5,062	5,298	5,486	(4.45)%	(7.73)%
Interest and fees on loans	56,778	55,636	54,557	2.05%	4.07%
Interest on loans held for sale	81	57	64	42.11%	26.56%
Total interest income	62,308	61,160	60,228	1.88%	3.45%
Interest expense
Interest on deposits	2,733	2,738	2,951	(0.18)%	(7.39)%
Interest on borrowings	1,907	1,889	2,232	0.95%	(14.56)%
Total interest expense	4,640	4,627	5,183	0.28%	(10.48)%
Net interest income	57,668	56,533	55,045	2.01%	4.77%
Provision for loan losses	950	600	800	58.33%	18.75%
Net interest income after provision for loan losses	56,718	55,933	54,245	1.40%	4.56%
Noninterest income
Deposit account fees	4,622	4,471	4,754	3.38%	(2.78)%
Interchange and ATM fees	4,190	4,136	3,949	1.31%	6.10%
Investment management	5,446	5,734	4,981	(5.02)%	9.34%
Mortgage banking income	1,963	1,363	1,480	44.02%	32.64%
Increase in cash surrender value of life insurance policies	984	982	958	0.20%	2.71%
Gain on sale of equity securities	—	5	—	(100.00)%	n/a
Loan level derivative income	810	2,095	968	(61.34)%	(16.32)%
Other noninterest income	2,401	2,309	2,157	3.98%	11.31%
Total noninterest income	20,416	21,095	19,247	(3.22)%	6.07%
Noninterest expenses
Salaries and employee benefits	27,395	26,977	26,685	1.55%	2.66%
Occupancy and equipment expenses	5,433	5,667	5,443	(4.13)%	(0.18)%
Data processing and facilities management	1,400	1,225	1,112	14.29%	25.90%
FDIC assessment	725	920	1,020	(21.20)%	(28.92)%
Merger and acquisition expense	151	206	—	(26.70)%	100.00%
Loss on sale of equity securities	—	3	—	(100.00)%	n/a
Other noninterest expenses	11,753	12,148	12,771	(3.25)%	(7.97)%
Total noninterest expenses	46,857	47,146	47,031	(0.61)%	(0.37)%
Income before income taxes	30,277	29,882	26,461	1.32%	14.42%
Provision for income taxes	9,793	9,508	7,867	3.00%	24.48%
Net Income	$20,484	$20,374	$18,594	0.54%	10.16%

Weighted average common shares (basic)	26,324,316	26,304,129	26,200,621
Common share equivalents	53,072	47,885	63,493
Weighted average common shares (diluted)	26,377,388	26,352,014	26,264,114

Basic earnings per share	$0.78	$0.77	$0.71	1.30%	9.86%
Diluted earnings per share	$0.78	$0.77	$0.71	1.30%	9.86%

Reconciliation of Net Income (GAAP) to Operating Earnings (Non-GAAP):
Net income	20,484	20,374	18,594
Noninterest expense components
Add - merger and acquisition expenses	151	206	—
Noncore items, gross	$151	$206	$—
Less - net tax benefit associated with noncore items (1)	$(61)	$(84)	$—
Noncore items, net of tax	$90	$122	$—
Net operating earnings	$20,574	$20,496	$18,594	0.38%	10.65%

Diluted earnings per share, on an operating basis	$0.78	$0.78	$0.71	—%	9.86%
(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Performance ratios
Net interest margin (FTE)	3.40%	3.47%	3.39%
Return on average assets GAAP (calculated by dividing net income by average assets)	1.09%	1.13%	1.03%
Return on average assets on an operating basis (calculated by dividing net operating earnings by average assets)	1.10%	1.14%	1.03%
Return on average common equity GAAP (calculated by dividing net income by average common equity)	9.98%	10.24%	9.75%
Return on average common equity on an operating basis (calculated by dividing net operating earnings by average common equity)	10.03%	10.31%	9.75%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited dollars in thousands, except per share data)
	Nine Months Ended
			% Change
	September 30 2016	September 30 2015	Sept 2016 vs.
			Sept 2015

Interest income
Interest on federal funds sold and short-term investments	$767	$212	261.79%
Interest and dividends on securities	15,589	15,029	3.73%
Interest and fees on loans	166,683	160,261	4.01%
Interest on loans held for sale	170	173	(1.73)%
Total interest income	183,209	175,675	4.29%
Interest expense
Interest on deposits	8,339	8,636	(3.44)%
Interest on borrowings	5,778	6,997	(17.42)%
Total interest expense	14,117	15,633	(9.70)%
Net interest income	169,092	160,042	5.65%
Provision for loan losses	2,075	1,000	107.50%
Net interest income after provision for loan losses	167,017	159,042	5.01%
Noninterest income
Deposit account fees	13,563	13,385	1.33%
Interchange and ATM fees	12,050	10,817	11.40%
Investment management	16,183	15,616	3.63%
Mortgage banking income	4,458	3,832	16.34%
Increase in cash surrender value of life insurance policies	2,980	2,685	10.99%

Gain on sale of fixed income securities	—	798	(100.00)%
Gain on sale of equity securities	5	19	(73.68)%
Loan level derivative income	4,627	2,816	64.31%
Other noninterest income	6,800	6,096	11.55%
Total noninterest income	60,666	56,064	8.21%
Noninterest expenses
Salaries and employee benefits	81,561	78,291	4.18%
Occupancy and equipment expenses	16,927	17,509	(3.32)%
Data processing and facilities management	3,831	3,462	10.66%
FDIC assessment	2,655	2,993	(11.29)%
Merger and acquisition expense	691	10,501	(93.42)%
Loss on extinguishment of debt	437	122	258.20%
Loss on sale of fixed income securities	—	1,124	(100.00)%
Loss on sale of equity securities	32	8	300.00%
Other noninterest expenses	34,351	36,642	(6.25)%
Total noninterest expenses	140,485	150,652	(6.75)%
Income before income taxes	87,198	64,454	35.29%
Provision for income taxes	27,729	18,949	46.33%
Net Income	$59,469	$45,505	30.69%

Weighted average common shares (basic)	26,301,340	25,774,571
Common share equivalents	48,354	72,921
Weighted average common shares (diluted)	26,349,694	25,847,492

Basic earnings per share	$2.26	$1.77	27.68%
Diluted earnings per share	$2.26	$1.76	28.41%

Reconciliation of Net Income (GAAP) to Operating Earnings (Non-GAAP)
Net Income	59,469	45,505
Noninterest income components
Less - gain on sale of fixed income securities	—	(798)
Noninterest expense components
Add - impairment on acquired facilities	—	109
Add - loss on extinguishment of debt	437	122
Add - loss on sale of fixed income securities	—	1,124
Add - merger and acquisition expenses	691	10,501
Noncore items, gross	$1,128	$11,058
Less - net tax benefit associated with noncore items (1)	$(461)	$(4,285)
Noncore items, net of tax	$667	$6,773
Net operating earnings	$60,136	$52,278	15.03%

Diluted earnings per share, on an operating basis	$2.28	$2.02	12.87%
(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Performance ratios
Net interest margin (FTE)	3.42%	3.44%	(0.58)%
Return on average assets GAAP (calculated by dividing net income by average assets)	1.09%	0.88%	23.86%
Return on average assets on an operating basis (calculated by dividing net operating earnings by average assets)	1.10%	1.01%	8.91%
Return on average common equity GAAP (calculated by dividing net income by average common equity)	9.92%	8.35%	18.80%
Return on average common equity on an operating basis (calculated by dividing net operating earnings by average common equity)	10.03%	9.59%	4.59%

ASSET QUALITY
	Nonperforming Assets At
	September 30 2016	June 30 2016	September 30 2015
Nonperforming loans
Commercial & industrial loans	$3,065	$3,177	$4,114
Commercial real estate loans	7,399	8,220	9,006
Small business loans	288	349	159
Residential real estate loans	7,684	7,116	9,106
Home equity	6,311	6,684	7,142
Other consumer	46	82	40
Total nonperforming loans	$24,793	$25,628	$29,567
Other real estate owned	1,798	1,845	2,532
Total nonperforming assets	$26,591	$27,473	$32,099

Nonperforming loans/gross loans	0.43%	0.45%	0.54%
Nonperforming assets/total assets	0.35%	0.37%	0.45%
Allowance for loan losses/nonperforming loans	234.76%	225.25%	187.71%
Gross loans/total deposits	91.65%	91.55%	92.95%
Allowance for loan losses/total loans	1.01%	1.02%	1.00%
Delinquent loans/total loans	0.44%	0.47%	0.43%

	Nonperforming Assets Reconciliation for the Three Months Ended
	September 30 2016	June 30 2016	September 30 2015

Nonperforming assets beginning balance	$27,473	$27,219	$31,274
New to nonperforming	2,630	3,943	8,348
Loans charged-off	(1,143)	(576)	(1,165)
Loans paid-off	(2,049)	(1,955)	(1,799)
Loans transferred to other real estate owned/other assets	—	(291)	(539)
Loans restored to performing status	(288)	(1,058)	(1,409)
New to other real estate owned	—	291	1,151
Valuation write down	(5)	—	(480)
Sale of other real estate owned	(42)	(45)	(3,460)
Net capital improvements to other real estate owned	—	31	196
Other	15	(86)	(18)
Nonperforming assets ending balance	$26,591	$27,473	$32,099

	Net Charge-Offs (Recoveries)
	Three Months Ended			Nine Months Ended
	September 30 2016	June 30 2016	September 30 2015	September 30 2016	September 30 2015
Net charge-offs (recoveries)
Commercial and industrial loans	$(36)	$(647)	$475	$(819)	$628
Commercial real estate loans	217	(198)	(124)	(170)	(770)
Small business loans	70	(43)	(55)	69	9
Residential real estate loans	(130)	(43)	34	(155)	190
Home equity	130	164	119	414	425
Other consumer	221	72	141	356	413
Total net charge-offs (recoveries)	$472	$(695)	$590	$(305)	$895

Net charge-offs (recoveries) to average loans (annualized)	0.03%	(0.05)%	0.04%	(0.01)%	0.02%

	Troubled Debt Restructurings At
	September 30 2016	June 30 2016	September 30 2015
Troubled debt restructurings on accrual status	$27,644	$28,319	$37,477
Troubled debt restructurings on nonaccrual status	5,910	5,121	5,201
Total troubled debt restructurings	$33,554	$33,440	$42,678

CAPITAL ADEQUACY
	September 30 2016	June 30 2016	September 30 2015
Common equity tier 1 capital ratio (1)	10.78%	10.64%	10.31%
Tier one leverage capital ratio (1)	9.59%	9.66%	9.21%
Common equity to assets ratio GAAP	10.91%	10.84%	10.64%
Tangible common equity to tangible assets ratio (2)	8.33%	8.22%	7.88%
Book value per share GAAP	$31.09	$30.55	$28.96
Tangible book value per share (2)	$23.08	$22.52	$20.81
(1) Estimated number for September 30, 2016.
(2) See appendix A for detailed reconciliation from GAAP to Non-GAAP ratios

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited - dollars in thousands)	Three Months Ended
	September 30, 2016			June 30, 2016			September 30, 2015
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets
Interest-earning deposits with banks, federal funds sold, and short term investments	$305,728	$387	0.50%	$135,766	$169	0.50%	$192,205	$121	0.25%
Securities
Securities - trading	805	—	—%	775	—	—%	479	—	—%
Securities - taxable investments	815,889	5,034	2.45%	826,382	5,269	2.56%	802,146	5,455	2.70%
Securities - nontaxable investments (1)	4,382	43	3.90%	4,397	44	4.02%	4,895	48	3.89%
Total securities	821,076	5,077	2.46%	831,554	5,313	2.57%	807,520	5,503	2.70%
Loans held for sale	11,652	81	2.77%	8,077	57	2.84%	10,196	64	2.49%
Loans
Commercial and industrial	851,497	8,420	3.93%	853,783	8,367	3.94%	871,976	8,608	3.92%
Commercial real estate (1)	2,723,832	28,466	4.16%	2,726,249	27,847	4.11%	2,649,676	27,449	4.11%
Commercial construction	370,085	3,881	4.17%	358,256	3,676	4.13%	290,052	3,057	4.18%
Small business	111,932	1,502	5.34%	106,272	1,432	5.42%	91,331	1,237	5.37%
Total commercial	4,057,346	42,269	4.14%	4,044,560	41,322	4.11%	3,903,035	40,351	4.10%
Residential real estate	631,582	6,334	3.99%	628,855	6,224	3.98%	650,039	6,490	3.96%
Home equity	958,317	8,243	3.42%	942,515	8,178	3.49%	896,257	7,690	3.40%
Total consumer real estate	1,589,899	14,577	3.65%	1,571,370	14,402	3.69%	1,546,296	14,180	3.64%
Other consumer	13,026	291	8.89%	13,815	297	8.65%	17,033	383	8.92%
Total loans	5,660,271	57,137	4.02%	5,629,745	56,021	4.00%	5,466,364	54,914	3.99%
Total interest-earning assets	$6,798,727	$62,682	3.67%	$6,605,142	$61,560	3.75%	$6,476,285	$60,602	3.71%
Cash and due from banks	94,547			91,198			116,975
Federal Home Loan Bank stock	11,304			13,935			37,485
Other assets	552,247			539,511			512,326
Total assets	$7,456,825			$7,249,786			$7,143,071
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$2,408,498	$756	0.12%	$2,395,837	$777	0.13%	$2,274,861	$897	0.16%
Money market	1,197,382	758	0.25%	1,146,928	712	0.25%	1,120,290	742	0.26%
Time deposits	635,635	1,219	0.76%	647,274	1,249	0.78%	717,225	1,312	0.73%
Total interest-bearing deposits	4,241,515	2,733	0.26%	4,190,039	2,738	0.26%	4,112,376	2,951	0.28%
Borrowings
Federal Home Loan Bank borrowings	51,100	391	3.04%	59,657	394	2.66%	107,489	571	2.11%
Customer repurchase agreements and other short-term borrowings	151,982	52	0.14%	140,252	48	0.14%	142,704	48	0.13%
Wholesale repurchase agreements	—	—	—%	—		—%	29,348	162	2.19%
Junior subordinated debentures	73,184	1,037	5.64%	73,231	1,019	5.60%	73,383	1,014	5.48%
Subordinated debentures	34,617	427	4.91%	34,607	428	4.97%	34,571	437	5.02%
Total borrowings	310,883	1,907	2.44%	307,747	1,889	2.47%	387,495	2,232	2.29%
Total interest-bearing liabilities	$4,552,398	$4,640	0.41%	$4,497,786	$4,627	0.41%	$4,499,871	$5,183	0.46%
Demand deposits	1,976,177			1,846,550			1,789,288
Other liabilities	112,018			105,607			97,475
Total liabilities	$6,640,593			$6,449,943			$6,386,634
Stockholders' equity	816,232			799,843			756,437

Total liabilities and stockholders' equity	$7,456,825			$7,249,786			$7,143,071

Net interest income		$58,042			$56,933			$55,419

Interest rate spread (2)			3.26%			3.34%			3.25%

Net interest margin (3)			3.40%			3.47%			3.39%

Supplemental Information
Total deposits, including demand deposits	$6,217,692	$2,733		$6,036,589	$2,738		$5,901,664	$2,951
Cost of total deposits			0.17%			0.18%			0.20%
Total funding liabilities, including demand deposits	$6,528,575	4,640		$6,344,336	$4,627		$6,289,159	$5,183
Cost of total funding liabilities			0.28%			0.29%			0.33%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $374,000, $400,000, and $374,000 for the three months ended September 30, 2016, June 30, 2016, and September 30, 2015, respectively.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Nine Months Ended
	September 30, 2016			September 30, 2015
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets
Interest earning deposits with banks, federal funds sold, and short term investments	$202,397	$767	0.51%	$113,251	$212	0.25%
Securities
Securities - trading	667	—	—%	387	—	—%
Securities - taxable investments	824,449	15,500	2.51%	778,346	14,934	2.57%
Securities - nontaxable investments (1)	4,557	137	4.02%	5,172	146	3.77%
Total securities	829,673	15,637	2.52%	783,905	15,080	2.57%
Loans held for sale	8,005	170	2.84%	9,185	173	2.52%
Loans
Commercial and industrial	845,565	24,759	3.91%	862,620	25,315	3.92%
Commercial real estate (1)	2,703,300	83,082	4.11%	2,573,265	79,933	4.15%
Commercial construction	369,403	11,376	4.11%	287,290	9,162	4.26%
Small business	105,761	4,266	5.39%	88,922	3,628	5.45%
Total commercial	4,024,029	123,483	4.10%	3,812,097	118,038	4.14%
Residential real estate	631,343	18,939	4.01%	639,792	19,452	4.06%
Home equity	943,857	24,452	3.46%	883,952	22,650	3.43%
Total consumer real estate	1,575,200	43,391	3.68%	1,523,744	42,102	3.69%
Other consumer	13,743	924	8.98%	17,645	1,194	9.05%
Total loans	5,612,972	167,798	3.99%	5,353,486	161,334	4.03%
Total interest-earning assets	$6,653,047	$184,372	3.70%	$6,259,827	$176,799	3.78%
Cash and due from banks	90,527			107,816
Federal Home Loan Bank stock	12,940			36,691
Other assets	542,271			510,212
Total assets	$7,298,785			$6,914,546
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$2,386,520	$2,416	0.14%	$2,214,414	$2,640	0.16%
Money market	1,157,731	2,171	0.25%	1,094,764	2,161	0.26%
Time deposits	651,044	3,752	0.77%	712,628	3,835	0.72%
Total interest-bearing deposits	4,195,295	8,339	0.27%	4,021,806	8,636	0.29%
Borrowings
Federal Home Loan Bank borrowings	63,869	1,275	2.67%	107,584	1,638	2.04%
Customer repurchase agreements and other short-term borrowings	144,393	149	0.14%	135,692	161	0.16%
Wholesale repurchase agreements	—	—	—%	43,040	746	2.32%
Junior subordinated debentures	73,233	3,072	5.60%	73,433	3,010	5.48%
Subordinated debentures	34,606	1,282	4.95%	40,076	1,442	4.81%
Total borrowings	316,101	5,778	2.44%	399,825	6,997	2.34%
Total interest-bearing liabilities	$4,511,396	$14,117	0.42%	$4,421,631	$15,633	0.47%
Demand deposits	1,878,558			1,660,821
Other liabilities	107,983			103,035
Total liabilities	$6,497,937			$6,185,487

Stockholders' equity	800,848			729,059
Total liabilities and stockholders' equity	$7,298,785			$6,914,546

Net interest income		$170,255			$161,166

Interest rate spread (2)			3.28%			3.31%

Net interest margin (3)			3.42%			3.44%

Supplemental Information
Total deposits, including demand deposits	$6,073,853	$8,339		$5,682,627	$8,636
Cost of total deposits			0.18%			0.20%
Total funding liabilities, including demand deposits	$6,389,954	$14,117		$6,082,452	$15,633
Cost of total funding liabilities			0.30%			0.34%
(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $1.2 million and $1.1 million for the nine months ended September 30, 2016 and 2015, respectively.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Certain amounts in prior year financial statements have been reclassifed to conform to the current year's presentation.

APPENDIX A

(Dollars in thousands, except share and per share data)

The following table summarizes the calculation of the Company's tangible common equity ratio and tangible book value per share for the periods indicated:

	September 30 2016	June 30 2016	September 30 2015
Tangible common equity
Stockholders' equity (GAAP)	$818,242	$803,897	$759,203	(a)
Less: Goodwill and other intangibles	210,834	211,526	213,612
Tangible common equity	607,408	592,371	545,591	(b)
Tangible assets
Assets (GAAP)	7,502,009	7,418,866	7,134,903	(c)
Less: Goodwill and other intangibles	210,834	211,526	213,612
Tangible assets	$7,291,175	$7,207,340	$6,921,291	(d)

Common Shares	26,320,467	26,309,887	26,212,238	(e)

Common equity to assets ratio (GAAP)	10.91%	10.84%	10.64%	(a/c)
Tangible common equity to tangible assets ratio (Non-GAAP)	8.33%	8.22%	7.88%	(b/d)
Book value per share (GAAP)	$31.09	$30.55	$28.96	(a/e)
Tangible book value per share (Non-GAAP)	$23.08	$22.52	$20.81	(b/e)

APPENDIX B

(Dollars in thousands)

The following table summarizes the impact of noncore items on the calculation of the Company's calculation of noninterest income and noninterest expense, as well as the impact of noncore items on noninterest income as a percentage of total revenue and the efficiency ratio for the periods indicated:

	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
	(Dollars in thousands)
Net interest income (GAAP)	$57,668	$56,533	$55,045	$169,092	$160,042	(a)

Noninterest income (GAAP)	$20,416	$21,095	$19,247	$60,666	$56,064	(b)
Less:
Gain on sale of fixed income securities	—	—	—	—	798
Noninterest income on an operating basis (Non-GAAP)	$20,416	$21,095	$19,247	$60,666	$55,266	(c)

Noninterest expense (GAAP)	$46,857	$47,146	$47,031	$140,485	$150,652	(d)
Less:
Impairment on acquired facilities	—	—	—	—	109
Loss on extinguishment of debt	—	—	—	437	122
Loss on sale of fixed income securities	—	—	—	—	1,124
Merger and acquisition expense	151	206	—	691	10,501
Noninterest expense on an operating basis (Non-GAAP)	$46,706	$46,940	$47,031	$139,357	$138,796	(e)

Total revenue (GAAP)	$78,084	$77,628	$74,292	$229,758	$216,106	(a+b)
Total operating revenue (Non-GAAP)	$78,084	$77,628	$74,292	$229,758	$215,308	(a+c)

Ratios
Noninterest income as a % of total revenue (GAAP based)	26.15%	27.17%	25.91%	26.40%	25.94%	(b/(a+b))
Noninterest income as a % of total revenue on an operating basis (Non-GAAP)	26.15%	27.17%	25.91%	26.40%	25.67%	(c/(a+c))
Efficiency ratio (GAAP based)	60.01%	60.73%	63.31%	61.14%	69.71%	(d/(a+b))
Efficiency ratio on an operating basis (Non-GAAP)	59.82%	60.47%	63.31%	60.65%	64.46%	(e/(a+c))